SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    Form 8-K

                CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF

                       THE SECURITIES EXCHANGE ACT OF 1934


Date of Report: May 16, 2000                      Commission file number 1-5805
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                         THE CHASE MANHATTAN CORPORATION
                         -------------------------------
             (Exact name of registrant as specified in its charter)


          Delaware                                               13-2624428
          --------                                               ----------
(State or other jurisdiction                                  (I.R.S. Employer
      of incorporation)                                      Identification No.)


     270 Park Avenue, New York, NY                                  10017
     -----------------------------                                  -----
(Address of principal executive offices)                          (Zip Code)


       (Registrant's telephone number, including area code) (212) 270-6000
                                                            --------------


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Item 5. Other Events

The Chase Manhattan Corporation announced that its shareholders yesterday approved a three-for-two stock split and an increase in authorized shares from
1.5 billion to 4.5 billion shares.

The record date for the split will be May 17, 2000 and the additional shares issued as a result of the split will be distributed on June 9, 2000. The split will be reflected in trading beginning June 12, 2000. Cash will be paid in lieu of any fractional shares.

The split had been approved by Chase's Board of Directors on March 21, 2000, subject to shareholder approval, which was obtained yesterday.

Item 7. Financial Statements, Pro Forma Financial information and Exhibits

The following exhibit is filed with this report.

Exhibit Number                          Description
--------------                          --------------

    99.1                                Press Release

                                    SIGNATURE

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                             THE CHASE MANHATTAN CORPORATION
                                                       (Registrant)

                                                /s/  Anthony J. Horan
                                             --------------------------------
                                                     Anthony J. Horan
                                                     Corporate Secretary

Dated:  May 16, 2000
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


NEWS RELEASE                                  The Chase Manhattan Corporation
                                              270 Park Avenue
                                              New York, New York  10017-2070


For Immediate Release

Investor Contact:  John Borden                Press Contact: Jill Blumenfeld
                   212-270-7318                                 212-270-9829


              Chase Shareholders Approve Three-for-Two Stock Split

      New York, May 17, 2000 - The Chase Manhattan Corporation (NYSE:CMB) announced that its shareholders yesterday approved a three-for-two stock split and an increase in authorized shares from 1.5 billion to 4.5 billion shares.

The record date for the split will be May 17, 2000 and the additional shares issued as a result of the split will be distributed on June 9, 2000. The split will be reflected in trading beginning June 12, 2000. Cash will be paid in lieu of any fractional shares.

The split had been approved by Chase's Board of Directors on March 21, 2000, subject to shareholder approval, which was obtained yesterday.


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